Exhibit 10.41.2

November 1, 2010

To:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 United States Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220

Ladies and Gentlemen:

     This letter agreement is being executed and delivered to confirm and set forth the terms and conditions of an agreement among Morgan Stanley & Co. Incorporated, as sales agent and/or principal (the “Manager”) and Citigroup Inc., a Delaware corporation (the “Company”), relating to the Equity Distribution Agreement, dated April 26, 2010 (the “Agreement”), among the Manager, the Company and the United States Department of the Treasury, as selling stockholder (the “Selling Stockholder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

     The Company hereby informs the Manager and the Selling Stockholder that the Company’s representation set forth in Section 1(a)(v)(B)(3) of the Agreement (the “ineligible issuer representation”) was, and will continue to be, inaccurate on and after October 19, 2010.

     The Manager hereby agrees that (1) with respect to Section 2(d) of the Agreement, (a) the Company shall not be deemed to have affirmed the ineligible issuer representation at any time on or after October 19, 2010, and (b) the Manager’s obligation to use its commercially reasonable efforts to sell the Shares on behalf of the Selling Stockholder as sales agent shall not be subject to the continuing accuracy of the ineligible issuer representation, and (2) with respect to Section 8(f) of the Agreement, the ineligible issuer representation shall not remain operative or in full force and effect on any date on or after October 19, 2010.

     Each party hereto agrees and acknowledges that the Agreement, including the representations and warranties of the Company and the Selling Stockholder, as modified by this letter agreement, is in all respects ratified and confirmed.

     Please evidence your acknowledgement of and agreement with the foregoing by executing and returning a duplicate of this letter agreement.

Very truly yours,

CITIGROUP INC.

By:	/s/ John C. Gerspach
	Name:	John C. Gerspach
	Title:	Chief Financial Officer

Acknowledged and agreed to as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Pott
	Name:	Kenneth G. Pott
	Title:	Managing Director

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
	Name:	Timothy G. Massad
	Title:	Acting Assistant Secretary for
Financial Stability and Chief Counsel